SCHEDULE 14A

(RULE 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

PROXY STATEMENT PURSUANT TO SECTION 14(a) OF

THE SECURITIES EXCHANGE ACT OF 1934

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Filed by a Party other than the Registrant  ☐

Check the appropriate box:

☐ Preliminary Proxy Statement	☐ Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☒ Definitive Proxy Statement

☐ Definitive Additional Materials

☐ Soliciting Material Pursuant to Section 240.14a-11c or Section 240.14a-12

APPLIED INDUSTRIAL TECHNOLOGIES, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

(1)	Title of each class of securities to which transaction applies:

(2)	Aggregate number of securities to which transaction applies:

(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

(4)	Proposed maximum aggregate value of transaction:

(5)	Total fee paid:

☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1)	Amount Previously Paid:

(2)	Form, Schedule or Registration Statement No.:

(3)	Filing Party:

(4)	Date Filed:

APPLIED INDUSTRIAL TECHNOLOGIES, INC.

ONE APPLIED PLAZA

CLEVELAND, OHIO 44115

(216) 426-4000

www.applied.com

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

Dear Shareholder:

We are pleased to invite you to the 2005 annual meeting of the shareholders of Applied Industrial Technologies, Inc. The meeting will be held at our headquarters, One Applied Plaza, East 36th Street and Euclid Avenue, Cleveland, Ohio, on Wednesday, October 12, 2005, at 10:00 a.m., Eastern Time, for the purposes of:

1.	Electing four directors for a term of three years;

2.	Voting on a proposal to amend the Amended and Restated Articles of Incorporation to increase the number of authorized shares of common stock, without par value, from 50,000,000 to 80,000,000; and,

3.	Voting on a proposal to ratify the appointment of independent auditors for the fiscal year ending June 30, 2006.

If you were a shareholder of record at the close of business on August 19, 2005, you are entitled to vote at the meeting. The transfer books will not be closed. A list of the shareholders as of the record date will be available for examination at the meeting.

The business of the meeting and other information are described in the attached proxy statement. After the meeting, we will report on our operations and other matters of current interest.

By order of the Board of Directors.

FRED D. BAUER

Vice President-General Counsel

& Secretary

September 2, 2005

Your vote is important! Whether or not you expect to attend the meeting, please promptly vote by telephone, via the Internet, or by executing and returning the enclosed proxy card in the postage-paid envelope provided. Voting early will help avoid additional solicitation costs.

PROXY STATEMENT

INTRODUCTION

In this statement, “we,” “our,” “us,” and “Applied” all refer to Applied Industrial Technologies, Inc.

What is the proxy statement’s purpose?

The proxy statement relates to our 2005 annual meeting of shareholders to be held on Wednesday, October 12, 2005, at 10:00 a.m., Eastern Time, at our headquarters, and any adjournment of that meeting. The proxy statement summarizes information you need to know to vote at the meeting. We are sending the proxy statement to you because Applied’s Board of Directors is soliciting your proxy to vote your shares at the meeting. The proxy statement and the accompanying proxy card are being mailed to shareholders on or about September 2, 2005.

On what matters are shareholders voting?

1.	The election of four directors.

2.	A proposal to amend the Amended and Restated Articles of Incorporation to increase the number of authorized shares of common stock.

3.	A proposal to ratify the Audit Committee’s appointment of Deloitte & Touche LLP as Applied’s independent auditors for the fiscal year ending June 30, 2006.

Who may vote and what constitutes a quorum at the meeting?

Only shareholders of record at the close of business on August 19, 2005, may vote at the meeting. As of that date, there were 30,107,112 outstanding shares of Applied common stock, without par value. The holders of a majority of those shares will constitute a quorum to hold the meeting. A quorum is necessary for valid action to be taken at the meeting.

How many votes do I have?

Each share is entitled to one vote.

How do I vote?

Whether or not you expect to attend the meeting, we urge you to vote. You may vote by telephone, via the Internet, or by mailing your signed proxy card in the envelope provided. The card indicates the number of shares that you own. Instructions for each voting method are also indicated on the card. Your Internet or telephone vote authorizes the proxies named on the proxy card to vote your shares in the same manner as if you signed and returned your proxy card by mail.

Votes submitted by telephone or via the Internet for shares held in Applied’s Retirement Savings Plan or Supplemental Defined Contribution Plan must be received by Sunday, October 9, 2005; votes by telephone or via the Internet for other shares must be received by Tuesday, October 11, 2005.

If you plan to attend the meeting and vote in person, a ballot will be available when you arrive. If, however, your shares are held in the name of your broker, bank, or other nominee, you must bring a valid proxy from that party.

Votes are tabulated by the inspector of election, Computershare Investor Services LLC.

What if I don’t indicate my voting choices?

If Applied receives your proxy in time to permit its use at the meeting, your shares will be voted according to your indicated instructions. If you have not indicated otherwise, your shares will be voted as Applied’s Board of Directors recommends on the three matters mentioned above. In addition, the proxies will vote your shares according to their judgment on other matters that may be brought before the meeting.

What effect do abstentions and broker non-votes have?

If you indicate that you abstain on Item 2 or 3, you will be counted as present at the meeting for purposes of determining whether there is a quorum, and you will be counted as voting (but not for or against) that item. Because a majority of the outstanding shares is required for approval of Item 2, and a majority of the shares present and entitled to vote is required for approval of Item 3, an abstention on either item will have the effect of a vote against the proposal.

Brokers holding shares for beneficial owners must vote the shares according to the instructions they receive from the owners. If instructions are not received, then brokers may vote the shares at their discretion, except if New York Stock Exchange rules preclude brokers from exercising voting discretion relative to a specific type of proposal. In such a case, the broker may not vote on the proposal absent instructions — this is called a “broker non-vote.” Broker non-votes are counted as present for the purpose of determining whether there is a quorum, but are not counted as voting, and so will have the effect of a vote against a proposal for which a majority of the outstanding shares, or of the shares present at the meeting, is required for approval.

Brokers will have discretionary authority to vote on Items 1, 2, and 3, so there will be no broker non-votes on those items.

May I revoke my proxy?

You may revoke your proxy at any time before it is voted at the meeting by notifying Applied’s Secretary in writing, voting at a later time by telephone or via the Internet, returning a later-dated proxy card, or voting in person at the meeting. Your presence at the meeting will not by itself revoke the proxy.

Who pays the costs of soliciting proxies?

Applied will pay the cost of soliciting proxies. We will also pay the standard charges and expenses of brokers, or other nominees and fiduciaries, for forwarding these materials to and obtaining proxies from registered shareholders and beneficial owners for whose accounts they hold shares. Directors, officers, and other Applied employees, acting on our behalf, may also solicit proxies, and Morrow & Co. has been retained, at an estimated fee of $7,000 plus expenses, to aid in soliciting proxies from brokers and institutional holders. In addition to using the mail, proxies may be solicited personally, and by telephone, facsimile, and electronic means.

Does the stock information in this proxy statement reflect the recent stock split?

Yes. All stock, stock-based award, and stock-based performance information has been adjusted to reflect the three-for-two split in our common stock effective December 17, 2004.

ITEM 1 — ELECTION OF DIRECTORS

Our Board of Directors is divided into three classes. At the annual meeting, directors of Class III are to be elected for a term of three years expiring in 2008 or until their successors have been duly elected and qualified. The properly nominated candidates receiving the greatest number of votes will be elected. The persons serving as directors of Class I for a term expiring in 2006 and as directors of Class II for a term expiring in 2007 will continue in office.

The Corporate Governance Committee has recommended, and the Board has approved, the nomination of four persons for election as directors at the annual meeting. The nominees are L. Thomas Hiltz, John F. Meier, David L. Pugh, and Peter C. Wallace. Messrs. Hiltz and Pugh are incumbents who were elected as directors at the 2002 annual meeting of shareholders. William E. Butler and Russell R. Gifford, whose terms expire in October, are retiring from the Board.

The proxies named in the accompanying proxy card intend to vote for the four nominees unless authority is withheld. If any nominee becomes unavailable to serve as a director, the proxies reserve discretion to vote for any other person or persons that may be nominated at the meeting and/or to vote to reduce the number of directors. We are not aware of any existing circumstance that would cause a nominee to be unavailable to serve.

Information concerning the nominees and the directors continuing in office is shown below. Unless otherwise stated, the nominees and directors have held the positions indicated for the last five years.

Nominees for Election as Directors for a Term Expiring in 2008

L. Thomas Hiltz

Director since 1981, member of Corporate Governance Committee

Business Experience: Mr. Hiltz, age 59, is an attorney in Covington, Kentucky and is one of five trustees of the H.C.S. Foundation, a charitable trust which has sole voting and dispositive power with respect to 491,000 shares (as of June 30, 2005) of Applied common stock.

John F. Meier

Business Experience: Mr. Meier, age 57, is Chairman and Chief Executive Officer of Libbey Inc. , a leading supplier of tableware products in the U.S. and Canada, in addition to supplying to other key international markets.

Other Directorships: Cooper Tire & Rubber Company, Libbey Inc.

David L. Pugh

Director since 2000, member of Executive Committee

Business Experience: Mr. Pugh, age 56, is Applied’s Chairman (since October 2000) and Chief Executive Officer (since January 2000). He was Applied’s President from 1999 to October 2000.

Other Directorship: JLG Industries, Inc.

Peter C. Wallace

Business Experience: Mr. Wallace, age 51, has been President and Chief Executive Officer, and a director, of Robbins & Myers, Inc. since July 2004. Robbins & Myers is a leading designer, manufacturer, and marketer of highly engineered, application-critical equipment and systems for the pharmaceutical, energy, and industrial markets worldwide. From October 2001 to July 2004, Mr. Wallace was President and Chief Executive Officer of IMI Norgren Group, a manufacturer of sophisticated motion and fluid control systems for original equipment manufacturers. From 1998 to October 2001, he was President and Group Chief Executive of Rexnord Corporation, a manufacturer of power transmission and conveying components.

Other Directorship: Robbins & Myers, Inc.

Persons Serving as Directors for a Term Expiring in 2006

Thomas A. Commes

Director since 1999, member of Audit and Executive Committees

Business Experience: Until his retirement in 1999, Mr. Commes, age 63, was President and Chief Operating Officer, and a director, of The Sherwin-Williams Company, a manufacturer, distributor, and retailer of paints and painting supplies. His career included service as that company’s Chief Financial Officer.

Other Directorships: Agilysys, Inc., U-Store-It Trust

Peter A. Dorsman

Director since 2002, member of Executive Organization & Compensation Committee

Business Experience: Mr. Dorsman, age 50, was Executive Vice President & Chief Operating Officer (from 2000 to June 2004) of The Standard Register Company, a leading provider of information solutions for financial services, healthcare, manufacturing, and other markets worldwide.

J. Michael Moore

Director since 1997, member of Audit Committee

Business Experience: Mr. Moore, age 62, is President of Oak Grove Consulting Group, Inc. He was Chairman and Chief Executive Officer of Invetech Company, a distributor of bearings, mechanical and electrical drive system products, industrial rubber products, and specialty maintenance and repair products, prior to its acquisition by Applied in 1997.

Dr. Jerry Sue Thornton

Director since 1994, member of Corporate Governance Committee

Business Experience: Dr. Thornton, age 58, is President of Cuyahoga Community College, the largest multi-campus community college in Ohio, serving 25,600 college students and 18,000 workforce training customers annually with 70 career and technical programs.

Other Directorships: American Greetings Corporation, National City Corporation, RPM, Inc.

Persons Serving as Directors for a Term Expiring in 2007

William G. Bares

Director since 1986, member of Executive and Executive Organization & Compensation Committees

Business Experience: Mr. Bares, age 64, was Chairman of The Lubrizol Corporation until his retirement from that post in December 2004. He was also Lubrizol’s Chief Executive Officer until April 2004 and President until January 2003. Lubrizol is a premier specialty chemical company focused on providing innovative technology to global transportation, industrial, and consumer markets.

Other Directorship: KeyCorp

Edith Kelly-Green

Director since 2002, member of Audit Committee

Business Experience: Until her retirement in October 2003, Ms. Kelly-Green, age 52, was Vice President and Chief Sourcing Officer of FedEx Express, the world’s largest express transportation company and a subsidiary of FedEx Corporation.

Stephen E. Yates

Director since 2001, member of Executive Organization & Compensation Committee

Business Experience: Mr. Yates, age 57, joined KeyCorp, one of the nation’s largest bank-based financial services companies, as Executive Vice President and Chief Information Officer in September 2004. He had been President of USAA Information Technology Company until May 2004.

ITEM 2 — AMENDMENT OF AMENDED AND RESTATED ARTICLES OF INCORPORATION TO INCREASE NUMBER OF AUTHORIZED SHARES OF COMMON STOCK

Article FOURTH of Applied’s Amended and Restated Articles of Incorporation currently fixes the authorized number of shares of Applied common stock at 50,000,000 and the authorized number of shares of preferred stock at 2,500,000. For the reasons discussed below, the Board of Directors has approved, and recommends for shareholder approval, an amendment to increase the number of authorized shares of common stock by 30,000,000 (the “Additional Shares”) to 80,000,000. No change is being proposed in the authorized number of shares of preferred stock.

Of the 50,000,000 currently authorized shares of common stock, at August 19, 2005 there were 36,142,918 shares issued (12,047,300 of these were issued as a result of the three-for-two stock split effected in December 2004), of which approximately 30,107,112 shares were outstanding and 6,035,806 shares were held in Applied’s treasury. This left approximately 13,857,082 authorized but unissued shares available for future use.

The amendment would increase the number of authorized but unissued shares to approximately 43,857,082. While Applied does not have any commitment or understanding at this time for the issuance of the Additional Shares, the Board believes it is desirable to have them available for possible stock splits or other stock distributions, acquisitions, financings, employee benefit plans or other purposes not currently foreseeable. The amendment would allow the Board to authorize the issuance of the Additional Shares without further shareholder approval, unless required for a particular transaction by applicable law, regulation, or the rules of any stock exchange on which Applied’s securities are listed.

The authorization of the Additional Shares would not, by itself, have any effect on the rights of Applied shareholders. The issuance of the Additional Shares for corporate purposes other than a stock split could have, among other things, a dilutive effect on earnings per share and on the equity and voting power of shareholders at the time of the issuance. In addition, the increase in authorized shares could render more difficult under some circumstances or discourage an attempt to obtain control of Applied, whether through a tender offer or otherwise, by, for example, allowing the issuance of shares that would dilute the share ownership of a person attempting to obtain control. This proposal is not, however, being made in response to any effort of which Applied is aware to accumulate shares or obtain control of Applied.

The amendment requires the affirmative vote of the holders of a majority of the outstanding shares of common stock. If the amendment were approved, Article FOURTH would be amended to read as follows:

FOURTH: The total number of shares of stock which the Corporation shall have authority to issue is Eighty Million (80,000,000) shares of Common Stock, without par value, and Two Million Five Hundred Thousand (2,500,000) shares of Preferred Stock, without par value.

The Board of Directors recommends that the shareholders vote FOR the amendment.

ITEM 3 — RATIFICATION OF AUDITORS

The Audit Committee, subject to shareholder ratification, has appointed Deloitte & Touche LLP to serve as independent auditors in fiscal 2006. Applied has been advised by Deloitte & Touche that no partner of the firm has had any direct financial interest or any material indirect financial interest in Applied or its subsidiaries or any connection during the past three years with Applied or its subsidiaries in the capacity of promoter, underwriter, voting trustee, director, officer, or employee.

Aggregate fees billed to Applied for fiscal 2005 and 2004 by Deloitte & Touche, the member firms of Deloitte Touche Tohmatsu, and their respective affiliates, were as follow:

	Fiscal 2005	Fiscal 2004
Audit Fees	$820,200	$509,000
Audit-Related Fees	85,400	137,300
Tax Fees	201,600	341,600
All Other Fees	0	0

Audit-Related Fees in 2005 were for benefit plan audits ($22,500), acquisition due diligence ($49,700), and miscellaneous accounting research projects and reports ($13,200), and in 2004 were for reviews in connection with Applied’s internal controls project ($94,600), acquisition due diligence ($23,200), and miscellaneous accounting research projects and reports ($19,500).

Tax Fees in 2005 were for tax compliance and return preparation ($74,300) and consulting ($127,200) and in 2004 were for tax compliance and return preparation ($68,600) and consulting ($273,000).

The Audit Committee pre-approves the audit and non-audit services performed by the independent auditors to assure that the provision of the services does not impair the auditors’ independence. If a service to be provided by the independent auditors has not received general pre-approval, it requires specific pre-approval by the committee. In addition, any proposed services exceeding pre-approved cost levels require additional committee pre-approval. The committee has delegated pre-approval authority to its chairman, provided that the pre-approval is to be reviewed with the committee at its next regular meeting. The committee also reviews, generally on a quarterly basis, reports summarizing the services provided by the independent auditors.

Unless otherwise indicated, the accompanying proxy will be voted in favor of ratifying the appointment of Deloitte & Touche. The affirmative vote of a majority of the shares represented at the annual meeting is sufficient to constitute ratification. If Deloitte & Touche withdraws or otherwise becomes unavailable for reasons not presently known, the persons named as proxies will vote for other independent auditors, as they deem appropriate.

One or more representatives of Deloitte & Touche are expected to be present at the meeting. They will have the opportunity to make a statement and will be available to respond to appropriate questions.

CORPORATE GOVERNANCE

Corporate Governance Documents

Applied’s Internet address is www.applied.com. The following corporate governance-related documents are available free of charge at the investor relations area of the website:

•	Our Code of Business Ethics;

•	Our Board of Directors Governance Principles and Practices; and,

•	Charters for the Audit, Corporate Governance, and Executive Organization & Compensation Committees of our Board of Directors

These documents are also available in print to any shareholder who sends a written request to our Vice President-Chief Financial Officer & Treasurer at One Applied Plaza, Cleveland, Ohio 44115.

Director Independence

Under the corporate governance listing standards of the New York Stock Exchange, a majority of the members of Applied’s Board of Directors must satisfy the NYSE criteria for “independence.” In addition to having to satisfy stated minimum requirements, no director qualifies under the standards unless the Board affirmatively determines that the director has no material relationship with Applied. In assessing the materiality of a relationship, the Board has not adopted categorical standards beyond the NYSE criteria, but rather broadly considers all relevant facts and circumstances. The Board has determined that all of the directors and nominees, other than Mr. Pugh, are independent under the NYSE standards.

Director Attendance at Meetings

During fiscal 2005, the Board of Directors had five meetings. Each director attended at least 75% of the total number of meetings of the Board and all committees on which he or she served.

Applied expects its directors to attend the annual meeting of shareholders, just as they are expected to attend Board meetings. All but one of the directors attended last year’s annual meeting.

Meetings of Non-Management Directors

Applied’s non-management directors regularly meet in executive sessions without management. The chairs of the Corporate Governance Committee and the Executive Organization & Compensation Committee alternate as presiding director of the sessions.

Committees

Among the Board’s committees are the Audit, Corporate Governance, and Executive Organization & Compensation Committees. Each is composed solely of directors who are independent, as defined in the NYSE listing standards. The following is a brief description of each committee. More complete descriptions of the committees’ functions are contained in their charters, which are posted at the investor relations area of Applied’s website. The Board also has a standing Executive Committee.

The Audit Committee assists the Board in fulfilling its oversight responsibility with respect to the integrity of Applied’s accounting, auditing, and reporting processes. The committee appoints, determines the compensation of, and oversees the work of the independent auditor, reviews the independence of the auditor, and approves all permissible non-audit engagements to be undertaken by the auditor. The committee also reviews, with Applied’s management and the auditor, annual and quarterly financial statements, the scope of the independent and internal audit programs, the results of the audits, and the adequacy of Applied’s internal controls. Ms. Kelly-Green and Messrs. Commes (chair), Gifford, and Moore serve on the committee. The Board has determined that each of the members is “independent” for purposes of Section 10A of the Securities Exchange Act of 1934 and that at least one of the members, Mr. Commes, is an “audit committee financial expert,” as defined in item 401(h) of Securities and Exchange Commission Regulation S-K. The committee met four times during fiscal 2005.

The Corporate Governance Committee assists the Board in Applied’s governance by reviewing and evaluating potential director nominees, Board and chief executive officer performance, Board governance matters, director compensation, compliance with laws, public policy matters, and other issues. Dr. Thornton (chair) and Messrs. Butler and Hiltz serve on the committee. The committee met four times during fiscal 2005.

The Executive Organization & Compensation Committee monitors and oversees the management succession planning and leadership development processes, nominates candidates for the slate of officers to be elected by the Board, and reviews, evaluates, and approves the executive officers’ compensation and benefits. The committee also administers the 1997 Long-Term Performance Plan, including the annual Management Incentive Plan. Messrs. Bares (chair), Dorsman, and Yates serve on the committee. The committee met three times during fiscal 2005.

Communications with the Board

Shareholders may communicate with any member of the Board of Directors by writing to that individual c/o Applied’s Secretary at One Applied Plaza, Cleveland, Ohio 44115. In addition, shareholders may contact the non-management directors or key Board committees by e-mail, anonymously if so desired, through a form established in the investor relations area of Applied’s website at www.applied.com. Applied’s Secretary, on the directors’ behalf, may review, sort, and summarize communications to the directors.

Director Nominations

In identifying and evaluating director candidates, the Corporate Governance Committee first considers the company’s developing needs and the desired characteristics of a new director, as determined from time to time by the committee. The committee then considers a candidate’s business, strategic and financial skills, independence, integrity, and time availability, as well as overall experience in the context of the Board’s needs. The committee has in the past engaged a professional search firm (to which it paid a fee) to assist in identifying and evaluating potential nominees, and may do so again in the future; Messrs. Meier and Wallace, nominees for election at the annual meeting, were themselves identified through such a search.

The committee will consider qualified candidates for director nominees recommended by our shareholders. Shareholders can submit candidate recommendations by writing to Applied’s Secretary at One Applied Plaza, Cleveland, Ohio 44115. The letter must be submitted in a timely manner and include appropriate detail regarding the identity of the shareholder and the business, professional, and educational background and independence of the candidate. The committee does not intend to evaluate candidates proposed by shareholders differently than it evaluates other candidates.

REPORT OF THE AUDIT COMMITTEE

The Audit Committee is composed solely of independent directors, as determined by the Board according to applicable laws and rules of the Securities and Exchange Commission and the New York Stock Exchange, and operates under a written charter. The charter is posted at the investor relations area of Applied’s website at www.applied.com.

In performing its responsibilities relating to the audit of Applied’s consolidated financial statements for fiscal 2005, the committee reviewed and discussed the audited financial statements with management and Applied’s independent auditors, Deloitte & Touche. The committee also discussed with the independent auditors the matters required to be discussed by PCAOB interim Auditing Standard AU380, “Communication with Audit Committees.”

The independent auditors provided the letter and written disclosures required by Independence Standards Board Standard No. 1, “Independence Discussions with Audit Committees.” The committee discussed with Deloitte & Touche their independence and also considered whether their provision of non-audit services to Applied is compatible with maintaining their independence.

Based on the reviews and discussions described above, the committee recommended to the Board of Directors that the audited financial statements be included in Applied’s fiscal 2005 annual report on Form 10-K for filing with the SEC.

AUDIT COMMITTEE

Thomas A. Commes, Chairman

Russell R. Gifford

Edith Kelly-Green

J. Michael Moore

COMPENSATION OF DIRECTORS

Mr. Pugh, Applied’s Chairman & Chief Executive Officer, does not receive additional compensation for service as a director. Non-employee directors receive a quarterly retainer of $6,250, a fee of $1,500 for the first Board or committee meeting attended per day, and $500 for each additional meeting attended on the same day, up to a maximum of $2,500 per day. Directors may be similarly compensated if they attend other meetings or telephone conferences at the Chairman’s request. In addition, Applied pays directors $500 for any action taken by unanimous written consent or via telephone conference of less than 30 minutes. Directors who serve as committee chairs receive an additional quarterly retainer of $750, except that the Audit Committee chair instead receives an additional quarterly retainer of $1,250. Directors are also reimbursed for their travel expenses for attending meetings.

All non-employee directors are eligible to participate in the Deferred Compensation Plan for Non-Employee Directors described below. If participants elect to have their deferred director compensation deemed to be invested in Applied common stock, they receive an additional amount equal to 25% of the compensation so invested.

The Executive Organization & Compensation Committee annually considers grants of stock-based awards to the non-employee directors. The awards improve the competitiveness of our director compensation program and assist in recruiting and retaining directors. In fiscal 2005, each non- employee director was awarded 4,000 stock options with an exercise price equal to the market price for Applied common stock on the grant date. The options are exercisable immediately and expire on the tenth anniversary of the grant date.

The compensation received by directors is reviewed from time to time by the Corporate Governance Committee. If the committee believes that a change is necessary to make the level of compensation competitive relative to the size and nature of our business, then the committee will present its recommendation to the Board. Approval of the change requires the affirmative vote of a majority of the directors. The directors also participate in our travel accident plan and may elect to participate in our contributory health insurance plan.

DEFERRED COMPENSATION PLAN FOR NON-EMPLOYEE DIRECTORS

The purposes of our Deferred Compensation Plan for Non-Employee Directors are to allow non-employee directors to defer the receipt of compensation payable for director services and to promote loyalty to Applied through increased investment in Applied common stock.

Pursuant to the plan, and subject to the provisions of section 409A of the Internal Revenue Code, a non-employee director may elect to defer payment of his or her future compensation for services as a director. Deferred fees are deemed invested, at a director’s option, in a money market fund and/or Applied common stock. At the end of the quarter in which directors’ compensation would otherwise become due and payable, Applied transfers the amount deferred, in either cash or treasury shares (depending on which option the director chooses), to a grantor trust.

If a director elects to have his or her compensation invested in Applied common stock, then Applied contributes an additional amount equal to 25% of the amount so invested. The matching provision will expire in October 2013. Applied has contributed a total of 12,773 matching shares to directors’ accounts in the most recent three fiscal years.

Distribution of a director’s account commences as designated by the director in his or her election on a date not more than 30 days after (a) the director’s termination due to resignation, retirement, death, or otherwise, or (b) the director’s attainment of the age (not younger than 55) specified in his or her election form.

Seven directors currently defer all of their retainer and meeting fees and elect to have those fees invested in Applied common stock pursuant to the plan’s provisions.

BENEFICIAL OWNERSHIP OF CERTAIN APPLIED SHAREHOLDERS AND MANAGEMENT

The following table shows the beneficial ownership of Applied common stock, as of June 30, 2005, by: (a) each person known by us to own beneficially more than 5% of Applied’s outstanding shares; (b) all directors and nominees; (c) each executive officer named in the Summary Compensation Table on page 14; and (d) all directors, nominees, and executive officers as a group.

Name of Beneficial Owner	Common Shares Beneficially Owned on June 30, 2005(1)		Percent of Class(2)
Barclays Global Investors, NA 45 Fremont Street San Francisco, California 94105	4,214,333	(3)	14.0%
Applied Industrial Technologies, Inc. Retirement Savings Plan c/o Ameriprise Trust Company AXP Financial Center Minneapolis, Minnesota 55474	2,943,384	(4)	9.8
Dimensional Fund Advisors Inc. 1299 Ocean Avenue Santa Monica, California 90401	2,405,988	(5)	8.0
William G. Bares	96,026	(6)
Fred D. Bauer	81,834
William E. Butler	28,037
Thomas A. Commes	62,216
Peter A. Dorsman	22,936
Mark O. Eisele	76,580
Russell R. Gifford	62,170	(7)
L. Thomas Hiltz	597,179	(8)	2.0
Edith Kelly-Green	23,096
John F. Meier	0
J. Michael Moore	100,858	(9)
David L. Pugh	1,114,702		3.6
Bill L. Purser	416,914		1.4
Jeffrey A. Ramras	71,394
Dr. Jerry Sue Thornton	54,323
Peter C. Wallace	0
Stephen E. Yates	31,645
All directors, nominees, and executive officers as a group (21 individuals)	3,077,619	(10)	9.7

(1)	Beneficial ownership is determined in accordance with SEC rules. Beneficial ownership may be disclaimed by the holders. Except as otherwise indicated, the beneficial owner has sole voting and dispositive power over the shares. The directors’ and named executive officers’ totals include shares that could be acquired within 60 days after June 30, 2005, by exercising stock options and stock appreciation rights as follows: Mr. Bauer — 61,954; Mr. Dorsman — 16,000; Mr. Eisele — 28,988; Ms. Kelly-Green — 16,000; Mr. Pugh — 934,335; Mr. Purser — 375,363; Mr. Ramras — 30,236; Mr. Yates — 19,000; and the other directors — 25,000 per director.

(2)	Percent of class is not indicated if less than 1%.

(3)	Barclays Global Investors, NA, reported its share ownership, including shares beneficially owned by affiliated entities, in a Form 13F filed with the SEC on August 15, 2005, indicating it has sole voting power for 4,068,688 shares, no voting power for 145,645 shares, and sole dispositive power for 0 shares.

(4)	The Applied Industrial Technologies, Inc. Retirement Savings Plan holds these shares for the benefit of plan participants. The plan’s trustee holds the shares in custody. The plan’s participants and the trustee possess shared voting power with respect to the shares. Participants may vote all shares allocated to their accounts and act as named fiduciaries with respect to unallocated shares. If no voting direction is received from participants or if legally required, the trustee has authority to vote the allocated and unallocated shares.

(5)	Dimensional Fund Advisors Inc. reported its share ownership in a Form 13F filed with the SEC on July 21, 2005, indicating it has sole voting power for 2,360,238 shares and no voting power for 45,750 shares.

(6)	Includes 3,375 shares owned by Mr. Bares’ wife, who has sole voting and dispositive power.

(7)	Includes 1,514 shares owned by Mr. Gifford’s wife, who has sole voting and dispositive power.

(8)	Includes 491,000 shares held by the H.C.S. Foundation, a charitable trust of which Mr. Hiltz is one of five trustees, with sole voting and dispositive power. Pursuant to a Schedule 13D filed by the H.C.S. Foundation dated December 20, 1989, the trustees, including Mr. Hiltz, disclaimed beneficial ownership of those shares.

(9)	Includes 60,921 shares held by an irrevocable family trust of which Mr. Moore disclaims beneficial ownership.

(10)	Includes 1,747,083 shares that could be acquired within 60 days after June 30, 2005, by exercising stock options and stock appreciation rights. In determining the percentage of share ownership, these stock option and SAR shares are added to both the denominator and the numerator. Also includes 54,170 shares held by Applied’s Retirement Savings Plan for the benefit of executive officers; these shares are included as well in the figure shown for the plan’s holdings.

EXECUTIVE COMPENSATION

Summary Compensation

The following table summarizes compensation earned during the past three fiscal years ended June 30, 2005, 2004, and 2003, by Applied’s Chief Executive Officer and the four other most highly compensated executive officers based on salary and bonus (annual incentive) earned during the fiscal year ended June 30, 2005.

					Long-Term Compensation
Name and Principal Position	Year	Annual Compensation			Awards		Payouts	All Other Compensation (5)
		Salary	Bonus (1)	Other Annual Compensation (2)	Restricted Stock Award(s) (3)	Securities Underlying Options/SARs	Long-Term Incentive Payouts (4)
David L. Pugh	2005	$772,000	$1,235,200	$1,782	$0	96,000	$1,003,333	$17,443
Chairman & Chief	2004	728,000	1,184,000	0	552,970	170,670	300,000	81,177
Executive Officer	2003	700,000	1,110,000	411	0	300,000	0	61,366

Bill L. Purser	2005	441,000	573,300	1,312	0	37,950	365,500	18,128
President & Chief	2004	416,000	528,000	0	207,935	64,002	127,500	10,959
Operating Officer	2003	400,000	528,000	0	0	112,500	0	5,932

Mark O. Eisele	2005	306,000	306,000	0	0	25,650	78,833	19,311
Vice President —	2004	223,300	244,000	0	68,550	13,653	17,500	14,107
Chief Financial Officer & Treasurer	2003	165,000	122,400	0	0	9,000	0	4,945

Jeffrey A. Ramras	2005	250,000	250,000	5,506	0	16,050	78,833	16,581
Vice President —	2004	228,000	250,000	1,066	68,550	11,947	20,000	24,730
Marketing and Supply Chain Management	2003	197,119	146,822	2,125	0	15,000	0	5,068

Fred D. Bauer	2005	238,000	250,000	1,243	0	16,050	172,000	18,325
Vice President —	2004	216,000	250,000	0	68,550	34,134	20,000	12,720
General Counsel & Secretary	2003	180,000	172,800	0	0	60,000	0	5,110

(1)	Amounts in this column are earnings under the annual Management Incentive Plan, described in the Executive Organization & Compensation Committee report on page 20.

(2)	The amounts in this column for fiscal 2005 for Messrs. Pugh, Purser, and Bauer reflect gross-up payments to cover income taxes in connection with the reimbursement of expenses for financial planning and tax services. All other amounts in this column reflect gross-up payments in connection with business travel.

(3)	At June 30, 2005, the persons listed above held the following number of unvested shares of restricted stock, valued at $32.29 per share, the closing market price on that date: Mr. Pugh, 27,225 shares, $879,095; Mr. Purser, 10,237 shares, $330,553; Mr. Ramras, 3,375 shares, $108,979; Mr. Eisele, 3,375 shares, $108,979; and Mr. Bauer, 3,375 shares, $108,979. The shares vest 25% on each of the first through fourth anniversaries of the grant date. Dividends are paid on restricted stock at the same rate paid to all shareholders.

(4)	Amounts in this column for 2005 are payouts under the performance grants for the 2003-2005 period. The performance grant program is described in the Executive Organization & Compensation Committee report on page 21.

(5)	Amounts in this column for fiscal 2005 include contributions made by Applied and credited to the officers’ accounts in Applied’s Retirement Savings Plan.

Option/SAR Grants in Last Fiscal Year

The following table shows information concerning grants of stock-settled stock appreciation rights in fiscal 2005 under the 1997 Long-Term Performance Plan by the Executive Organization & Compensation Committee to the officers named in the Summary Compensation Table.

Name	Individual Grants(1)
	Number of Securities Underlying Options/ SARs Granted	% of Total Options/ SARs Granted to Employees in Fiscal Year	Exercise Price (per share)	Expiration Date	Grant Date Present Value (2)
David L. Pugh	96,000	32.0%	$19.36	8/6/14	$625,200
Bill L. Purser	37,950	12.6	19.36	8/6/14	247,149
Mark O. Eisele	25,650	8.5	19.36	8/6/14	167,046
Jeffrey A. Ramras	16,050	5.3	19.36	8/6/14	104,526
Fred D. Bauer	16,050	5.3	19.36	8/6/14	104,526

(1)	The exercise price is the market price of Applied common stock on the date the SARs were granted. The SARs vest 25% on each of the first through fourth anniversaries of the grant date, subject to continuous employment with Applied.

(2)	The grant date present values were estimated using the Black-Scholes option pricing model. The model assumes expected volatility of 31.5% for Applied’s common stock, a risk-free rate of return of 3.8%, a dividend yield of 2.0%, and an instrument life of 8.1 years. Adjustments are made for risk of forfeiture using a 5.3% turnover rate.

Aggregated Option/SAR Exercises and Fiscal Year-End Option/SAR Values

The following table shows information concerning exercises of stock options and stock-settled stock appreciation rights in fiscal 2005 by the officers named in the Summary Compensation Table, and the values of in-the-money options and SARs held by those individuals on June 30, 2005.

Name	Shares Acquired on Exercise(1)	Value Realized(2)	Number of Securities Underlying Unexercised Options/SARs at Fiscal Year End(3)		Value of Unexercised In-the-Money Options/SARs at Fiscal Year End(3)
			Exercisable	Unexercisable	Exercisable	Unexercisable
David L. Pugh	0	$0	736,417	430,253	$15,235,397	$7,987,154
Bill L. Purser	0	0	297,375	166,577	6,109,247	3,087,372
Mark O. Eisele	31,250	523,091	14,663	42,640	297,958	661,305
Jeffrey A. Ramras	26,000	429,330	17,237	34,761	355,890	579,676
Fred D. Bauer	35,438	553,579	32,533	73,526	679,510	1,365,397

(1)	The figures shown are the numbers of shares covered by the exercised options and SARs.

(2)	The values shown are the differences between the per-share stock option or SAR exercise prices and the fair market value of Applied common stock on the exercise dates, multiplied by the number of shares covered by the exercised options or SARs.

(3)	The exercisability of officer stock options and SARs is accelerated upon the officer’s retirement, death, or permanent and total disability, or upon a change in control of Applied.

Long-Term Incentive Plans — Awards in Last Fiscal Year

In fiscal 2005, the Executive Organization & Compensation Committee awarded performance grants to the executive officers under the 1997 Long-Term Performance Plan. A target payout opportunity (in dollars) was established for each officer. The officer can receive a payout at the end of the three-year performance period based on Applied’s level of achievement on goals set for the period. The goals established for the 2005 performance grants are based on sales growth, return on sales, and total shareholder return. Payouts, if any, will be made in a combination of Applied common stock and cash, as determined by the committee at the end of the period. If a change in control of Applied occurs, the payout is calculated by prorating the target opportunity based on the number of fiscal quarters elapsed in the performance period.

The following table shows the performance grants awarded in fiscal 2005 to the officers named in the Summary Compensation Table. Failure to achieve threshold performance relative to the goals would result in no payout.

Name	Performance or Other Period Until Maturation or Payout	Estimated Future Payouts Under Non-Stock Price-Based Plans
		Threshold	Target	Maximum
David L. Pugh	7/1/04 - 6/30/07	$200,000	$600,000	$1,200,000
Bill L. Purser	7/1/04 - 6/30/07	79,167	237,500	475,000
Mark O. Eisele	7/1/04 - 6/30/07	53,333	160,000	320,000
Jeffrey A. Ramras	7/1/04 - 6/30/07	33,333	100,000	200,000
Fred D. Bauer	7/1/04 - 6/30/07	33,333	100,000	200,000

Equity Compensation Plan Information

Applied’s shareholders have approved the following equity compensation plans: the 1997 Long-Term Performance Plan, the Deferred Compensation Plan, and the Deferred Compensation Plan for Non-Employee Directors. All of these plans are currently in effect.

The following table shows information regarding the number of shares of Applied common stock that may be issued pursuant to equity compensation plans or arrangements of Applied as of June 30, 2005.

Plan Category	Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants and Rights	Weighted- Average Exercise Price of Outstanding Options, Warrants and Rights	Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans
Equity compensation plans approved by security holders	2,868,279	$13.02	*
Equity compensation plans not approved by security holders	0	—	0
Total	2,868,279	$13.02	*

*	The aggregate number of shares that may be awarded under the 1997 Long-Term Performance Plan in each fiscal year is (i) two percent (2%) of the total outstanding shares of Applied common stock as of the first day of the year, plus (ii) the number of shares available for grant under the plan in previous years that were not the subject of awards granted in those years. The number of shares issuable under the Deferred Compensation Plan for Non-Employee Directors and the Deferred Compensation Plan depends on the dollar amount of participant contributions deemed invested in Applied common stock. See “Deferred Compensation Plan for Non-Employee Directors” and “Deferred Compensation Plan” on pages 12 and 17, respectively, for more information about Applied’s contributions to those plans.

Estimated Retirement Benefits

Under Supplemental Executive Retirement Benefits Plan

Applied’s Supplemental Executive Retirement Benefits Plan (the “SERP”) provides retirement benefits to executive officers named as participants by the Board or its Executive Organization & Compensation Committee. The company does not maintain a qualified defined benefit plan for employees generally.

The following table shows estimated annual benefits payable on retirement at age 65 to SERP participants.

Remuneration(4)	Years of Service(1)(2)(3)
	5	10	15	20
$300,000	$33,750	$67,500	$101,250	$135,000
600,000	67,500	135,000	202,500	270,000
900,000	101,250	202,500	303,750	405,000
1,200,000	135,000	270,000	405,000	540,000
1,500,000	168,750	337,500	506,250	675,000
1,800,000	202,500	405,000	607,500	810,000
2,100,000	236,250	472,500	708,750	945,000
2,400,000	270,000	540,000	810,000	1,080,000

(1)	The estimated benefits are calculated based on the officer electing to receive benefits in a single life annuity form. Other forms of payment, including a single sum payment, are also available. Except as indicated below, SERP benefits are not subject to deductions for Social Security or other offset amounts.

(2)	The named executive officers have been credited with the following years of service with Applied for purposes of the SERP: Messrs. Purser and Ramras, more than 20; Messrs. Bauer and Eisele, more than 10; and Mr. Pugh, more than five. Plan benefits are fully accrued after 20 years of service.

(3)	The figures in the table reflect an annual benefit of 45 percent of annual total cash compensation. If, however, Mr. Pugh is credited with at least 10 years of service under the SERP, his benefit will be based on 60 percent of annual total cash compensation. Under these circumstances, his benefit would be reduced by the benefit payable to him at age 65 in a single life form under all former employer plans and then reduced further by 50 percent of his primary Social Security benefit. Benefits are reduced ratably to the extent a participant is not credited with at least 20 years of service, provided, however, this reduction will not apply to Mr. Pugh if he is credited with at least 10 years of service.

(4)	The amounts in this column represent, and benefits are based on, average annual total cash compensation for the highest three of the most recent 10 calendar years.

Deferred Compensation Plan

The Deferred Compensation Plan (the “Plan”) permits key executives to defer a portion or all of the awards payable under an incentive plan or performance grant program. The Plan’s purpose is to promote increased efforts by executives on behalf of Applied through increased investment in Applied common stock.

The Plan gives each annual incentive plan participant the opportunity to defer payment of his or her cash award. Any participant who elects to make a deferral may have the amounts deemed invested in Applied common stock and/or in a money market fund. If a participant elects to have an amount equal to at least 50% of an award invested in common stock, then Applied contributes an additional amount equal to 10% of the amount so invested. Similarly, recipients of performance grants may defer payment of stock and cash awards. To the extent the recipient defers a cash award and invests it in Applied common stock, Applied contributes an additional amount equal to 10% of the amount so invested. The matching provision will expire in October 2013. Applied has contributed a total of 8,373 matching shares of common stock to Plan accounts in the most recent three fiscal years.

These deferral and investment opportunities and the incentive for investing in Applied common stock, like those available to directors under the Deferred Compensation Plan for Non-Employee Directors, are part of an overall effort to align management with the interests of Applied’s shareholders.

Distributions of deferrals are made in a lump sum or in installments over a period not in excess of ten years, as specified in the participant’s deferral election form. Other than dates specified in the deferral election forms, a withdrawal is permitted, while employed, only due to a severe financial and unexpected hardship as permitted under section 409A of the Internal Revenue Code.

Among the officers named in the Summary Compensation Table on page 14, Mr. Purser elected to defer portions of his 2005 Management Incentive Plan award and performance grant payout into the Deferred Compensation Plan.

Change in Control Agreements and Other Related Arrangements

Applied has change in control agreements with its executive officers. The agreements obligate Applied to provide severance benefits to any executive officer whose employment is terminated either by the officer for “good reason” or by Applied “without cause” (each as defined in the agreements) if the termination occurs within three years after a change in control, as defined in the agreements. The officer, in turn, is obligated not to compete with Applied for one year following the termination. The principal benefits to be provided under the agreements to the executive officers are as follows:

•	A lump sum severance payment equal to three times annual base salary plus incentive pay (each as calculated pursuant to the agreements), reduced proportionately if the officer reaches age 65 within three years after termination;

•	A cash payment, instead of exercising any stock options held by the officer on the date of termination, equal to the difference between the exercise price and the higher of (i) the mean of the high and low trading prices on the New York Stock Exchange on the date of termination, and (ii) the highest price paid for Applied common stock in connection with the change in control;

•	Continued participation in Applied’s employee benefit plans, programs, and arrangements, or equivalent benefits for three years after termination at the levels in effect immediately before termination; and

•	Outplacement services.

An escrow account has been established to secure payment of the benefits. Applied has deposited treasury shares of Applied common stock in the escrow valued at a percentage of the amounts that would be payable to the officers under the agreements. Additional deposits may be made in future years. No officer may make a claim on the escrow assets unless Applied is in default under the agreement. All earnings on escrow assets are payable to Applied. The agreements also provide that if any covered executive is required to pay a “parachute” excise tax, Applied will make an additional payment to the executive in an amount sufficient (after payment of taxes on the additional payment) to pay the excise tax.

The agreements are intended to reinforce and encourage the continued attention and dedication of Applied’s officers to their assigned duties without distraction in the face of the potentially disturbing circumstances arising from the possibility of a change in control. The agreements may make it more expensive to accomplish a change in control and could under certain circumstances adversely affect the shareholders’ ability to benefit from a change in control. The Board of Directors approved the agreements, however, because it believes that the continued attention and dedication of the officers to their duties under adverse circumstances are ultimately in the best interests of Applied and its shareholders, and can under some circumstances result in a higher price being paid to shareholders in connection with a change in control.

In addition to the benefits provided by the agreements, the 1997 Long-Term Performance Plan provides the following benefits to executive officers if a change in control occurs: (a) all stock options and stock appreciation rights outstanding will become fully exercisable; (b) all restrictions and conditions of stock awards will be deemed satisfied; and (c) all cash awards (including payments made under a Management Incentive Plan) will be deemed to have been fully earned.

Also, under the Supplemental Executive Retirement Benefits Plan, if a participant is terminated following a change in control or is receiving, or is eligible to receive, a retirement benefit at the time of the change in control, the participant is entitled to receive the actuarial equivalent of the participant’s retirement benefit in a lump sum. In addition, upon a change in control, actively employed participants will be credited with up to 10 additional years of service and age for benefit calculation purposes, equal to half of the difference between the participant’s age and age 65.

EXECUTIVE ORGANIZATION & COMPENSATION COMMITTEE REPORT

ON EXECUTIVE COMPENSATION

Overview

The Executive Organization & Compensation Committee, consisting entirely of independent directors, establishes policies relative to, and then sets, Applied’s executive officer compensation and benefits. The committee’s charter is available in the investor relations area of Applied’s website at www.applied.com.

The purposes of the executive officer compensation program are to attract and retain qualified executives and to provide appropriate incentives, both monetary and stock-based, to achieve Applied’s strategies and to enhance shareholder value over the long term. The major elements of the program are annual base salary and awards under the 1997 Long-Term Performance Plan.

An independent, global compensation and benefits consulting firm advises the committee with respect to executive compensation and trends in the marketplace. The consultant is hired by, and reports directly to, the committee and does not provide services to Applied outside of its role as adviser to the committee.

Annual Base Salary

In setting base salaries and target incentive values, the committee uses a competitive pay analysis compiled by the consultant. The analysis shows the market median base salary, target incentive value, and target total cash compensation for each officer position. The consultant derives these figures from proprietary surveys of companies in comparable industries, with data adjusted to reflect comparable company size. The analysis also compares performance data for Applied, the surveyed companies, and the companies identified in the performance graph on page 22.

In addition to considering the consultant’s analysis when setting base salaries, the committee reviews individual performance and levels of experience and responsibility in the position. The committee also takes into consideration Mr. Pugh’s recommendations regarding the other officers’

compensation. In general, the committee’s objective is to pay experienced officers (at least three years in the position) who are meeting performance expectations a base salary near the market median for the position. Naturally, an officer’s salary may be set higher or lower to reflect individual performance and skills, long-term potential, internal equity, and the importance of the position within Applied’s organizational structure.

Long-Term Performance Plan

The committee has adopted Applied’s annual and long-term cash and equity award programs pursuant to the Long-Term Performance Plan, which the shareholders most recently reapproved in 2002. The plan is designed to foster and promote Applied’s long-term growth and performance by (i) strengthening Applied’s ability to develop and retain outstanding executives, (ii) motivating superior performance by means of long-term performance-related incentives, and (iii) enabling key management employees and outside directors to participate in Applied’s long-term growth and financial success. The plan expires in October 2012.

(a) Management Incentive Plan

The annual Management Incentive Plan, adopted under the Long-Term Performance Plan, is Applied’s program for rewarding executive officers for achieving fiscal year goals. In general, the committee seeks to provide an annual incentive program that permits executives the opportunity to achieve substantially above the market median total cash compensation for outstanding performance.

At the beginning of each fiscal year, the committee reviews and discusses proposed performance goals and then sets plan goals for the year. The size of the incentive payments depends on the level of performance achieved relative to the goals. In fiscal 2005, the committee set goals based on earnings per share objectives. If the company did not achieve the threshold level of earnings per share, then no incentive payments would be made to the officers.

The committee sets a target incentive payment for each officer based on a formula, the components of which are the officer’s base salary and a responsibility percentage. The committee assigns a responsibility percentage to each officer after considering the independent consultant’s market analysis and recommendations by Mr. Pugh.

In fiscal 2005, payments could range from 0% to 200% (for outstanding achievement) of the target incentive, depending on the company’s performance in relation to the earnings per share goals. Earnings per share (diluted) for the year were $1.80, which exceeded the highest achievement goal set by the committee (and were 68% above the previous year), and the officers earned incentives at 200% of target levels. Accordingly, total cash compensation was substantially above market median levels, as was overall performance.

(b) Stock-Based and Other Long-Term Awards

The committee makes long-term incentive awards because of their value in motivating officers, aligning their interests with shareholders’, and ensuring Applied remains competitive in the marketplace for executive talent. The Long-Term Performance Plan limits the number of shares available for stock-based awards to 2% of Applied’s shares outstanding on the first day of the fiscal year, plus shares not awarded, if any, carried forward from prior years.

The committee determines individual awards based on the independent consultant’s market analysis and Mr. Pugh’s input, considering survey medians for target long-term incentives and levels of officer responsibility and performance. In fiscal 2005, the committee delivered the targeted long-term award value approximately 50% in stock-settled stock appreciation rights and 50% in performance grants, as described below:

(1)	Stock Appreciation Rights. The committee awarded non-qualified stock-settled stock appreciation rights (SARs) to the officers. The exercise price is the market price of Applied common stock on the grant date. The SARs vest 25% on each of the first through fourth anniversaries of the grant date, subject to continuous employment with Applied, and expire on the tenth anniversary. In addition, an officer’s unvested SARs vest upon retirement.

(2)	Performance Grants. The committee makes annual awards of three-year performance grants to the officers. A target dollar payout is established for each officer at the beginning of each three-year performance period. The actual payout at the end of the period is calculated relative to the target level based on Applied’s achievement of objective performance goals over that period. For each grant, the committee has set goals based on sales growth, return on sales, and total shareholder return. Payouts, if any, are made in cash, Applied common stock, or a combination thereof, as determined by the committee at the end of the performance period.

Chief Executive Officer

Mr. Pugh has served as Chairman of the Board of Directors and Chief Executive Officer since 2000.

The committee’s general policies and practices described above for setting officer compensation apply to Mr. Pugh’s compensation as well. In addition to the independent consultant’s analysis, the committee, using its subjective judgment, considered such factors as Mr. Pugh’s experience, leadership, and contributions to Applied, as well as the company’s business and financial performance relative to its peers. The committee also considered the results of the Board’s annual evaluation of Mr. Pugh. No particular weighting was given to any one factor.

Effective July 1, 2004, the committee set Mr. Pugh’s base salary at $772,000 compared with a market median base salary of $715,000. His target annual incentive award for fiscal 2005 was $617,600, but because the company’s earnings per share performance substantially exceeded the 200% goal set at the beginning of the year, Mr. Pugh’s actual incentive award was $1,235,200. The committee also made long-term awards to Mr. Pugh with an aggregate target value in the range of the market median for his position.

Benefits

Benefits provided to the executive officers are those generally provided to Applied’s other associates with variations consistent with executive benefits in the competitive marketplace.

Federal Income Tax Deductibility

The Internal Revenue Code limits the amount of compensation a publicly held corporation may deduct as a business expense for federal income tax purposes. That limit, which applies to the chief executive officer and the four other most highly compensated executive officers, is $1 million per individual per year, subject to certain exceptions. One of the exceptions is for compensation that is performance-based.

Applied intends that Management Incentive Plan awards, income from the exercise of stock options and stock appreciation rights, and payouts of performance grants qualify as performance-based compensation. In general, the committee seeks to preserve the deductibility of compensation paid to Applied’s executive officers, but without compromising the committee’s flexibility in designing an effective and competitive compensation program.

EXECUTIVE ORGANIZATION &

COMPENSATION COMMITTEE

William G. Bares, Chairman

Peter A. Dorsman

Stephen E. Yates

COMPARISON OF FIVE-YEAR CUMULATIVE TOTAL SHAREHOLDER RETURN

OF APPLIED, S&P 500 INDEX, AND PEER COMPANY GROUP

The graph below compares the five-year cumulative total return from investing $100 on June 30, 2000 in each of Applied common stock, the Standard and Poor’s 500 Index, and a group of eight peer companies selected on a line-of-business basis: Airgas, Inc., Genuine Parts Company, W.W. Grainger, Inc., Kaman Corporation, Lawson Products, Inc., MSC Industrial Direct Co., Inc., The Timken Company, and WESCO International, Inc.

Cumulative total return assumes that all dividends are reinvested when received. The returns of the companies in the peer group are weighted based on the companies’ relative stock market capitalization.

	2000	2001	2002	2003	2004	2005
Applied	100.00	112.88	119.28	132.69	193.26	316.11
S&P 500	100.00	84.18	68.05	66.99	78.43	81.90
Peer Group	100.00	133.67	158.82	148.00	206.39	215.16

Source: Value Line, Inc.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Applied’s executive officers and directors, and persons who beneficially own more than 10% of Applied common stock, must file initial reports of ownership and reports of changes in ownership with the SEC and the New York Stock Exchange. Copies of the reports must be furnished to Applied.

Based solely on a review of copies of forms furnished to us and written representations from Applied’s executive officers and directors, we believe that during fiscal 2005 all filing requirements were complied with on a timely basis.

SHAREHOLDER PROPOSALS FOR 2006 ANNUAL MEETING

Proposals by shareholders for inclusion in our 2006 annual meeting proxy statement must be received by Applied’s Secretary at One Applied Plaza, Cleveland, Ohio 44115, no later than May 5, 2006. Under Ohio law, only proposals included in the notice of meeting may be raised at a meeting of shareholders. If you wish to nominate a candidate for director or bring other business from the floor of the 2006 annual meeting, you must notify the Secretary in writing by August 25, 2006.

OTHER MATTERS

The Board of Directors does not know of any other matters to be presented at the meeting. If any other matters requiring a shareholder vote arise, including the question of adjourning the meeting, the persons named on the accompanying proxy card will vote your shares according to their judgment in the interests of Applied.

By order of the Board of Directors.

FRED D. BAUER

Vice President-General Counsel

& Secretary

Dated: September 2, 2005

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☐ Mark this box with an X if you have made changes to your name or address details above.

Annual Meeting Proxy Card

Election of Directors	PLEASE REFER TO THE REVERSE SIDE FOR TELEPHONE AND INTERNET VOTING INSTRUCTIONS.

1.	The Board of Directors recommends a vote FOR the listed nominees.

	For	Withhold
01 - L. Thomas Hiltz	☐	☐
02 - John F. Meier	☐	☐
03 - David L. Pugh	☐	☐
04 - Peter C. Wallace	☐	☐

Issues

The Board of Directors recommends a vote FOR the following proposals.

		For	Against	Abstain
2.	Amendment of articles of incorporation to increase the number of authorized shares of common stock to 80,000,000.	☐	☐	☐

3.	Ratification of appointment of independent auditors.	☐	☐	☐

Authorized Signatures - Sign Here - This section must be completed for your instructions to be executed.

NOTE: Please sign exactly as name appears on this card. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title.

Signature 1 - Please keep signature within the box	Signature 2 - Please keep signature within the box	Date (mm/dd/yyyy)

1 U PX H H H P P P P	0062941

Proxy - Applied Industrial Technologies, Inc.

Proxy Solicited on Behalf of the Board of Directors

The undersigned appoints David L. Pugh, Bill L. Purser, and Mark O. Eisele, and each of them, as Proxies, with full power of substitution, to attend the Annual Meeting of Shareholders of Applied Industrial Technologies, Inc., on October 12, 2005, and any adjournments, and to represent and vote the shares which the undersigned is entitled to vote on the following matters as directed on the reverse side:

(The Board of Directors recommends a vote FOR Items 1, 2, and 3)

1. Election of Directors (for a term of 3 years). The nominees are L. Thomas Hiltz, John F. Meier, David L. Pugh, and Peter C. Wallace.

2. Amendment of the articles of incorporation to increase the number of authorized shares of common stock to 80,000,000.

3. Ratification of the appointment of Deloitte & Touche LLP as independent auditors for the current fiscal year.

4. In their discretion, the Proxies are authorized to vote on such other business as may properly come before the meeting.

When properly executed, these instructions will be voted in the manner directed on the reverse side of this card; if you do not provide direction, this proxy will be voted FOR Items 1, 2, and 3.

YOUR VOTE IS IMPORTANT!

PLEASE VOTE, SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE

OR VOTE BY TELEPHONE OR INTERNET PURSUANT TO THE INSTRUCTIONS BELOW.

SEE REVERSE SIDE

Telephone and Internet Voting Instructions

YOU CAN VOTE YOUR SHARES BY TELEPHONE OR INTERNET

QUICK • EASY • IMMEDIATE • AVAILABLE 24 HOURS A DAY • 7 DAYS A WEEK

We encourage you to take advantage of these convenient ways to vote your shares. If voting by proxy, you may vote by mail, or choose one of the two methods described below. Your telephone or Internet vote has the same effect as if you marked, signed, and returned your proxy card. Votes by telephone or the Internet must be received by Tuesday, October 11, 2005. To vote by telephone or the Internet, read the accompanying proxy statement and then follow these easy steps:

• Call toll free 1-888-404-6345 in the United States or Canada any time on a touch tone telephone. There is NO CHARGE to you for the call.	• Go to the following web site: WWW.COMPUTERSHARE.COM/US/PROXY/AIT • Enter the information requested on your computer screen and follow the simple instructions.
• Follow the simple instructions provided by the recorded message.

C0123456789	12345

If you vote by telephone or the Internet, please DO NOT mail back this proxy card.
THANK YOU FOR VOTING

MMMMMMMMMMMM

000000000.000 ext
000000000.000 ext
MR A SAMPLE	000000000.000 ext
DESIGNATION (IF ANY)	000000000.000 ext
ADD 1	000000000.000 ext
ADD 2	000000000.000 ext
ADD 3	000000000.000 ext
ADD 4
ADD 5
ADD 6	C 1234567890 J N T

!123456564525!

☐ Mark this box with an X if you have made changes to your name or address details above.

Annual Meeting Proxy Card

Election of Directors

1.	The Board of Directors recommends a vote FOR the listed nominees.

	For	Withhold
01 - L. Thomas Hiltz	☐	☐
02 - John F. Meier	☐	☐
03 - David L. Pugh	☐	☐
04 - Peter C. Wallace	☐	☐

Issues

The Board of Directors recommends a vote FOR the following proposals.

		For	Against	Abstain
2.	Amendment of articles of incorporation to increase the number of authorized shares of common stock to 80,000,000.	☐	☐	☐

3.	Ratification of appointment of independent auditors.	☐	☐	☐

Authorized Signatures - Sign Here - This section must be completed for your instructions to be executed.

NOTE: Please sign exactly as name appears on this card. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title.

Signature 1 - Please keep signature within the box	Signature 2 - Please keep signature within the box	Date (mm/dd/yyyy)

1 U P X H H H P P P P	0062942

Proxy - Applied Industrial Technologies, Inc.

Proxy Solicited on Behalf of the Board of Directors

The undersigned appoints David L. Pugh, Bill L. Purser, and Mark O. Eisele, and each of them, as Proxies, with full power of substitution, to attend the Annual Meeting of Shareholders of Applied Industrial Technologies, Inc., on October 12, 2005, and any adjournments, and to represent and vote the shares which the undersigned is entitled to vote on the following matters as directed on the reverse side:

(The Board of Directors recommends a vote FOR Items 1, 2, and 3)

1. Election of Directors (for a term of 3 years). The nominees are L. Thomas Hiltz, John F. Meier, David L. Pugh, and Peter C. Wallace.

2. Amendment of the articles of incorporation to increase the number of authorized shares of common stock to 80,000,000.

3. Ratification of the appointment of Deloitte & Touche LLP as independent auditors for the current fiscal year.

4. In their discretion, the Proxies are authorized to vote on such other business as may properly come before the meeting.

When properly executed, these instructions will be voted in the manner directed on the reverse side of this card; if you do not provide direction, this proxy will be voted FOR Items 1, 2, and 3.

YOUR VOTE IS IMPORTANT!

PLEASE VOTE, SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE.

SEE REVERSE SIDE

MMMMMMMMMMMM
000000000.000 ext
000000000.000 ext
MR A SAMPLE	000000000.000 ext
DESIGNATION (IF ANY)	000000000.000 ext
ADD 1	000000000.000 ext
ADD 2	000000000.000 ext
ADD 3	000000000.000 ext
ADD 4
ADD 5
ADD 6	C 1234567890 J N T

!123456564525!

☐ Mark this box with an X if you have made changes to your name or address details above.

Annual Meeting Proxy Card - Retirement Savings Plan

Election of Directors	PLEASE REFER TO THE REVERSE SIDE FOR TELEPHONE AND INTERNET VOTING INSTRUCTIONS.

1.	The Board of Directors recommends a vote FOR the listed nominees.

	For	Withhold
01 - L. Thomas Hiltz	☐	☐
02 - John F. Meier	☐	☐
03 - David L. Pugh	☐	☐
04 - Peter C. Wallace	☐	☐

Issues

The Board of Directors recommends a vote FOR the following proposals.

		For	Against	Abstain
2.	Amendment of articles of incorporation to increase the number of authorized shares of common stock to 80,000,000.	☐	☐	☐

3.	Ratification of appointment of independent auditors.	☐	☐	☐

Authorized Signatures - Sign Here - This section must be completed for your instructions to be executed.

NOTE: Please sign exactly as name appears on this card. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title.

Signature 1 - Please keep signature within the box	Signature 2 - Please keep signature within the box	Date (mm/dd/yyyy)

1 U P X H H H P P P P	0062943

Confidential Voting Instructions - Applied Industrial Technologies, Inc.

To: Ameriprise Trust Company, Trustee (the “Trustee”) for the

Applied Industrial Technologies, Inc. Retirement Savings Plan (the “Plan”)

I, the undersigned, as a Participant in the Plan, instruct the Trustee to vote (in person or by proxy) all shares of Common Stock of Applied Industrial Technologies, Inc. allocated to my account and any shares not otherwise directed under the Plan on the record date for the Annual Meeting of Shareholders to be held on October 12, 2005.

(The Board of Directors recommends a vote FOR Items 1, 2, and 3)

1. Election of Directors (for a term of 3 years). The nominees are L. Thomas Hiltz, John F. Meier, David L. Pugh, and Peter C. Wallace.

2. Amendment of the articles of incorporation to increase the number of authorized shares of common stock to 80,000,000.

3. Ratification of the appointment of Deloitte & Touche LLP as independent auditors for the current fiscal year.

4. In its discretion, the Trustee is authorized to vote on such other business as may properly come before the meeting.

When properly executed, these instructions will be voted in the manner directed on the reverse side of this card; if you do not provide direction, this proxy will be voted FOR Items 1, 2, and 3.

YOUR VOTE IS IMPORTANT!

PLEASE VOTE, SIGN, DATE AND RETURN THIS CARD PROMPTLY USING THE ENCLOSED ENVELOPE

OR VOTE BY TELEPHONE OR INTERNET PURSUANT TO THE INSTRUCTIONS BELOW.

SEE REVERSE SIDE

Telephone and Internet Voting Instructions

YOU CAN VOTE YOUR SHARES BY TELEPHONE OR INTERNET

QUICK • EASY • IMMEDIATE • AVAILABLE 24 HOURS A DAY • 7 DAYS A WEEK

We encourage you to take advantage of these convenient ways to vote your shares. If voting by proxy, you may vote by mail, or choose one of the two methods described below. Your telephone or Internet vote has the same effect as if you marked, signed, and returned your proxy card. Votes by telephone or the Internet must be received by Sunday, October 9, 2005. To vote by telephone or the Internet, read the accompanying proxy statement and then follow these easy steps:

• Call toll free 1-888-404-6367 in the United States or Canada any time on a touch tone telephone. There is NO CHARGE to you for the call.	• Go to the following web site: WWW.COMPUTERSHARE.COM/US/PROXY/AITRSP • Enter the information requested on your computer screen and follow the simple instructions.
• Follow the simple instructions provided by the recorded message.

C0123456789	12345

If you vote by telephone or the Internet, please DO NOT mail back this proxy card.
THANK YOU FOR VOTING

MMMMMMMMMMMM

000000000.000 ext
000000000.000 ext
MR A SAMPLE	000000000.000 ext
DESIGNATION (IF ANY)	000000000.000 ext
ADD 1	000000000.000 ext
ADD 2	000000000.000 ext
ADD 3	000000000.000 ext
ADD 4
ADD 5
ADD 6	C 1234567890 J N T

!123456564525!

☐ Mark this box with an X if you have made changes to your name or address details above.

Annual Meeting Proxy Card - Supplemental Defined Contribution Plan

Election of Directors	PLEASE REFER TO THE REVERSE SIDE FOR TELEPHONE AND INTERNET VOTING INSTRUCTIONS.

1.	The Board of Directors recommends a vote FOR the listed nominees.

	For	Withhold
01 - L. Thomas Hiltz	☐	☐
02 - John F. Meier	☐	☐
03 - David L. Pugh	☐	☐
04 - Peter C. Wallace	☐	☐

Issues

The Board of Directors recommends a vote FOR the following proposals.

		For	Against	Abstain
2.	Amendment of articles of incorporation to increase the number of authorized shares of common stock to 80,000,000.	☐	☐	☐

3.	Ratification of appointment of independent auditors.	☐	☐	☐

Authorized Signatures - Sign Here - This section must be completed for your instructions to be executed.

NOTE: Please sign exactly as name appears on this card. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title.

Signature 1 - Please keep signature within the box	Signature 2 - Please keep signature within the box	Date (mm/dd/yyyy)

1 U P X H H H P P P P	0062944

Confidential Voting Instructions - Applied Industrial Technologies, Inc.

To: Ameriprise Trust Company, Trustee (the “Trustee”) for the

Applied Industrial Technologies, Inc. Supplemental Defined Contribution Plan (the “Plan”)

I, the undersigned, as a Participant in the Plan, instruct the Trustee to vote (in person or by proxy) all shares of Common Stock of Applied Industrial Technologies, Inc. allocated to my account under the Plan on the record date for the Annual Meeting of Shareholders to be held on October 12, 2005.

(The Board of Directors recommends a vote FOR Items 1, 2, and 3)

1. Election of Directors (for a term of 3 years). The nominees are L. Thomas Hiltz, John F. Meier, David L. Pugh, and Peter C. Wallace.

2. Amendment of the articles of incorporation to increase the number of authorized shares of common stock to 80,000,000.

3. Ratification of the appointment of Deloitte & Touche LLP as independent auditors for the current fiscal year.

4. In its discretion, the Trustee is authorized to vote on such other business as may properly come before the meeting.

When properly executed, these instructions will be voted in the manner directed on the reverse side of this card; if you do not provide direction, this proxy will be voted FOR Items 1, 2, and 3.

YOUR VOTE IS IMPORTANT!

PLEASE VOTE, SIGN, DATE AND RETURN THIS CARD PROMPTLY USING THE ENCLOSED ENVELOPE

OR VOTE BY TELEPHONE OR INTERNET PURSUANT TO THE INSTRUCTIONS BELOW.

SEE REVERSE SIDE

Telephone and Internet Voting Instructions

YOU CAN VOTE YOUR SHARES BY TELEPHONE OR INTERNET

QUICK • EASY • IMMEDIATE • AVAILABLE 24 HOURS A DAY • 7 DAYS A WEEK

We encourage you to take advantage of these convenient ways to vote your shares. If voting by proxy, you may vote by mail, or choose one of the two methods described below. Your telephone or Internet vote has the same effect as if you marked, signed, and returned your proxy card. Votes by telephone or the Internet must be received by Sunday, October 9, 2005. To vote by telephone or the Internet, read the accompanying proxy statement and then follow these easy steps:

• Call toll free 1-888-482-4086 in the United States or Canada any time on a touch tone telephone. There is NO CHARGE to you for the call.	• Go to the following web site: WWW.COMPUTERSHARE.COM/US/PROXY/AITSDC • Enter the information requested on your computer screen and follow the simple instructions.
• Follow the simple instructions provided by the recorded message.

C0123456789	12345

If you vote by telephone or the Internet, please DO NOT mail back this proxy card.
THANK YOU FOR VOTING